SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ----------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                        HARRIS & HARRIS GROUP, INC.

           (Exact Name of Registrant as Specified in its Charter)

           New York                                          13-3119827
    (State of Incorporation                               (I.R.S. Employer
       or Organization)                                  Identification no.)


             One Rockefeller Plaza                             10020
               Rockefeller Center                            (Zip Code)
               New York, New York
    (Address of Principal Executive Offices)
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
If this form relates to the registration       If this form relates to the registration
of a class of securities pursuant to           of a class of securities pursuant to
Section 12(b) of the Exchange Act and is       Section 12(g) of the Exchange Act and is
effective pursuant to General Instruction      effective pursuant to General Instruction
A.(c), please check the following box. | |     A.(d), please check the following box. |X|

 Securities Act registration statement file number to which this form relates: 333-87032

     Securities to be registered pursuant to Section 12(b) of the Act:

                                    None

     Securities to be registered pursuant to Section 12(g) of the Act:

    Title of Each Class                     Name of Each Exchange on Which
    to be so Registered                     Each Class is to be Registered

         Rights                                 Nasdaq National Market



INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant's Securities to be Registered.

                  The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "The Offer and Plan of Distribution - Terms of the Offer" in the Registrant's Registration Statement on Form N-2 (Nos. 333-87032 and 811-07074) as filed electronically with the Securities and Exchange Commission (the "Commission") on April 26, 2002 (Accession No. 0000950172-02-000832) ("Registration Statement on Form N-2"), as amended by Pre- Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on June 6, 2002 (Accession No.0000950172-02-001220) ("Pre- Effective Amendment No. 1") which are incorporated by reference.

Item 2.           Exhibits.

                  Subscription Certificate, Beneficial Owner Listing Certification, Notice of Guaranteed Delivery, DTC Participant Over-Subscription Certificate and Specimen certificate of common stock certificate. The Subscription Certificate, Beneficial Owner Listing Certification, Notice of Guaranteed Delivery and DTC Participant Over-Subscription Certificate are hereby incorporated by reference to Exhibit
(d) of the Registrant's Registration Statement on Form N-2, as amended by Pre-Effective Amendment No.1. The Specimen certificate of common stock certificate is hereby incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form N-2 as filed with the Commission on October 29, 1992.



                                 SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     HARRIS & HARRIS GROUP, INC.



                                     By: /s/
                                        --------------------------------------
                                     Name:  Charles E. Harris
                                     Title: Chairman and CEO
                                            (Principal Executive Officer)


Date: June 12, 2002